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                                                                      EXHIBIT 21
                                                                      ----------

SUBSIDIARIES

        Registrant - Equifax Inc. (a Georgia corporation).

        The Registrant owns, directly or indirectly, 100% of the stock of the following subsidiaries as of March 20, 1997 (all of which are included in the consolidated financial statements):

                                                        State or
                                                       Country of
Name of Subsidiary                                    Incorporation
------------------                                    -------------

1nfo Inc.                                                 Georgia

Acrofax Inc.                                              Canada

Admast Tax Free Shopping Ltd./(24)/                   United Kingdom

Brentorian Ltd./(17)/                                 United Kingdom

Callcheck Chargecard Ltd./(19)/                       United Kingdom

CBI Ventures, Inc./(6)/                                  Georgia

Central Credit Services Ltd./(22)/                       Scotland

Computacheck Ltd./(19)/                               United Kingdom

Computer Ventures, Inc./(6)/                             Delaware

Corporate Investigation UK Ltd./(22)/                 United Kingdom

Credence, Inc.                                           Georgia

Credit Northwest Corporation/(6)/                       Washington

Credit Union Card Services, Inc./(5)/                   Wisconsin

Dart Telemarketing Ltd./(17)/                         United Kingdom

Decision (PTY) Ltd./(23)/                              South Africa

Equifax Asia Pacific Holdings, Inc.                      Georgia

Equifax Card Services, Inc./(12)/                        Florida

Equifax Card Services (Madison), Inc./(4)/              Wisconsin

Equifax Check Services, Inc./(12)/                       Delaware
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                                                        State or
                                                       Country of
Name of Subsidiary                                    Incorporation
------------------                                    -------------

Equifax Credit Information Services, Inc.                Georgia

Equifax Decision Systems B.V.                          Netherlands

Equifax de Mexico Sociedad de Informacion
 Creditica, S.A./(9)(10)/                                Mexico

Equifax Europe Ltd.                                      Georgia

Equifax Europe Ltd./(8)/                             United Kingdom

Equifax Europe (U.K.) Ltd./(7)/                      United Kingdom

Equifax Government and Special Systems, Inc.             Georgia

Equifax Healthcare Information Services, Inc.            Georgia

Equifax Holdings (Mexico) Inc.                           Georgia

Equifax India Private Ltd./(3)/                           India

Equifax Information Technology, Inc.                     Georgia

Equifax Investments (Mexico) Inc.                        Georgia

Equifax Investments (U.S.) Inc.                          Georgia

Equifax Luxembourg S.A./(1)(8)/                        Luxembourg

Equifax Luxembourg (No. 2) S.A.                        Luxembourg

Equifax Marketing Decision Systems, Inc.                 Georgia

Equifax Mauritius Private Limited/(3)/                  Mauritius

Equifax Payment Services, Inc./(20)/                    Delaware

Equifax Properties, Inc.                                 Georgia

Equifax-Rochester, Inc./(6)/                            New York

Equifax Services Inc.                                    Georgia

Equifax South America, Inc.                              Georgia

Equifax U.K. Finance Ltd./(11)/                      United Kingdom
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                                                           State or
                                                          Country of
Name of Subsidiary                                       Incorporation
------------------                                       -------------

Equifax U.K. Finance (No. 2)/(25)/                      United Kingdom

Equifax Ventures, Inc.                                      Georgia

Financial Institution Benefit
 Association, Inc./(12)/                             District of Columbia

Financial Insurance Marketing Group, Inc./(12)/      District of Columbia

First Bankcard Systems, Inc.                                Georgia

Freightcheck Information Services Limited/(19)/         United Kingdom

Global Scan Investments Ltd./(14)/                      United Kingdom

Global Scan Ltd./(19)/                                  United Kingdom

Global Scan (USA), Inc./(15)/                              Delaware

High Integrity Systems, Inc./(12)/                        California

H.P. Information plc/(23)/                              United Kingdom

H.P.I. Ltd./(16)/                                       United Kingdom

Infocheck Computer Services Ltd./(19)/                  United Kingdom

Infocheck Credit Indemnity Ltd./(19)/                   United Kingdom

Infocheck Direct Ltd./(19)/                             United Kingdom

Infocheck Financial Analysis Ltd./(19)/                 United Kingdom

Infocheck Insurance Services Ltd./(19)/                 United Kingdom

Infocheck On Line Ltd./(19)/                            United Kingdom

Infocheck Online Scotland Ltd./(19)/                       Scotland

Infocheck Training Services Ltd./(19)/                  United Kingdom

Infocredit Ltd./(19)/                                   United Kingdom

Infolink Decision Services Ltd./(23)/                   United Kingdom

Infolink Ltd./(23)/                                     United Kingdom
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                                                           State or
                                                          Country of
Name of Subsidiary                                      Incorporation
------------------                                      -------------

Intelligent Terminals Ltd./(17)/                        United Kingdom

Intellisys, Inc./(13)/                                     Georgia

Knowledgelink Ltd./(17)/                                United Kingdom

Light Signatures, Inc./(12)/                              California

Market Knowledge, Incorporated/(6)/                        Illinois

Mid-American Technologies, Inc./(18)/                       Kansas

Mutual Indemnity Ltd.                                      Bermuda

Osborn Laboratories, Inc.                                  Delaware

Osborn Laboratories (Canada) Inc./(18)/                     Canada

PRC Corporation/(13)/                                      Georgia

Precision Marketing International Ltd./(8)/             United Kingdom

Professional Test Administrators, Inc./(13)/               Illinois

Retail Credit Management Ltd./(22)/                     United Kingdom

School House U.K. Ltd./(22)/                            United Kingdom

Scorelink Ltd./(17)/                                    United Kingdom

S.S.R. Ltd./(16)/                                       United Kingdom

Stewardship, Inc./(6)/                                   Mississippi

Taxback Ltd./(24)/                                      United Kingdom

TecniCob S.A./(7)(8)/                                       France

The Equifax Database Company Ltd./(7)/                     Ireland

The Infocheck Group Ltd./(8)/                           United Kingdom

The Kit Factory, Inc./(18)/                                 Kansas

The Quantum Card Ltd./(19)/                             United Kingdom
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                                                           State or
                                                          Country of
Name of Subsidiary                                      Incorporation
------------------                                      -------------

T.I. Holding Corp.                                         Delaware

Transax Australia plc/(22)/                             United Kingdom

Transax France plc/(22)/                                United Kingdom

Transax (Ireland) plc/(22)/                                Ireland

Transax Ltd./(22)/                                       New Zealand

Transax plc./(8)/                                       United Kingdom

Transax pty Ltd./(22)/                                    Australia

Transax S.N.C./(2)(21)/                                     France

UAPT-Infolink, plc/(8)/                                 United Kingdom

Vivat plc/(22)/                                         United Kingdom

Wincheck Ltd./(19)/                                     United Kingdom

In addition, Registrant's subsidiary Equifax Services Inc. owns 70% of the stock of CDB Infotek (California). CDB Infotek owns 100% of the stock of Charles E. Simon & Company (Delaware) and Innovative Data Services, Inc. (Delaware).

Registrant's Canadian subsidiary Acrofax Inc. owns 84% of the stock of Equifax Canada Inc. (Canada). Equifax Canada Inc. owns 100% of the stock of Telecredit Canada, Inc., Equifax Canada (AFX) Inc. (Canadian corporations). In addition, the Company also manages Equifax Accounts Receivable Services, Inc.

Registrant's subsidiary Equifax South America, Inc. owns 33% of the stock of Organizacion Veraz, S.A. (Argentina), and, also, owns 99% of the stock of Equifax de Chile, S.A. (Chile). Equifax de Chile, S.A. owns 50% of the stock of TICSA (Chile) and 50% of the stock of Dicom S.A. (Chile). Dicom S.A. owns 99% of the stock of Cobranza Integral S.A. (Chile), 50% of Covidata S.A. (Columbia), 100% of Dial S.A. (Argentina), 100% of Dicom Comercial Ltda. (Chile), 50% of Dicom Dominicana (Dominican Republic), 60% of Global Data Servicios Integradoes de Informacion S.A. (Ecuador), 35% of InfoCorp S.A. (Peru), 50% of Infotrade Argentina S.A. (Argentina), 99% of Infotrade S.A. (Chile), 54% of Softmarket S.A. (Chile), and 96% of DIPAS S.A. de C.V. which owns 50% of DICOM Centroamerica, S.A. de C.V.

Registrant's subsidiary Equifax Europe Ltd. (Georgia corporation) owns 49% of the stock of Precision Marketing Information Ltd. (Ireland) and 49% of the stock of ASNEF-Equifax Servicios de Informacion de Credito S.L. (Spain). ASNEF-Equifax owns 50% of the stock of Credinformacoes, Informacoes de Credito, LDA (Portugal), along with Equifax Decision Systems B.V. which owns 25%.
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Registrant's subsidiary Equifax Europe Ltd. (Georgia) owns 100% of Equifax
Europe (U.K.) Ltd., which owns 100% of the stock of The Infocheck Group Ltd. (United Kingdom) which owns 22% of the stock of EFIS Ltd.

Registrant's subsidiary Equifax Asia Pacific Holdings, Inc. owns 50% of the stock of Equifax Venture Infotek Private Limited (India).

Registrant's
-------------

/(1)/Subsidiary of Acrofax Inc.

/(2)/Subsidiary of Central Credit Services Ltd.

/(3)/Subsidiary of Equifax Asia Pacific Holdings, Inc.

/(4)/Subsidiary of Equifax Card Services, Inc.

/(5)/Subsidiary of Equifax Card Services (Madison), Inc.

/(6)/Equifax Credit Information Services, Inc.

/(7)/Subsidiary of Equifax Europe Ltd. (Georgia corporation)

/(8)/Subsidiary of Equifax Europe (U.K.) Ltd.

/(9)/Subsidiary of Equifax Holdings (Mexico) Inc.

/(10)/Subsidiary of Equifax Investments (Mexico) Inc.

/(11)/Subsidiary of Equifax Luxembourg, S.A.

/(12)/Subsidiary of Equifax Payment Services, Inc.

/(13)/Subsidiary of Equifax Services Inc.

/(14)/Subsidiary of Global Scan Limited

/(15)/Subsidiary of Global Scan Investments Limited

/(16)/Subsidiary of H.P. Information plc

/(17)/Subsidiary of Infolink Ltd.

/(18)/Subsidiary of Osborn Laboratories, Inc.

/(19)/Subsidiary of The Infocheck Group Limited

/(20)/Subsidiary of T.I. Holding Corp.

/(21)/Subsidiary of Transax France plc

/(22)/Subsidiary of Transax plc

/(23)/Subsidiary of UAPT-Infolink plc

/(24)/Subsidiary of Vivat plc

/(25)/Subsidiary of Equifax Inc. and Equifax Luxembourg (No. 2) S.A.